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                        [LETTERHEAD OF SHAW PITTMAN LLP]


                                                                     Exhibit 5.1
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                                         October 29, 2002

Federal Realty Investment Trust
1626 East Jefferson Street
Rockville, Maryland 20852


        Re:  Federal Realty Investment Trust
             Registration Statement on Form S-3


Dear Ladies and Gentlemen:

             We have acted as counsel to Federal Realty Investment Trust, a Maryland real estate investment trust (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering and sale from time to time of securities with an aggregate public offering price of up to $500,000,000. The securities offered and sold by the Company pursuant to the Registration Statement may be all or any combination of: (1) senior debt securities of the Company (the "Senior Debt Securities"), (2) subordinated debt securities of the Company (the "Subordinated Debt Securities"), (3) common shares of beneficial interest, par value $.01 per share (the "Common Shares"), in any class or series, of the Company, (4) preferred shares of beneficial interest, par value $.01 per share (the "Preferred Shares"), in any class or series, of the Company,
(5) Preferred Shares represented by depositary receipts ("Depositary Shares") and/or (6) Warrants to purchase Common Shares, in any class or series, or Preferred Shares, in any class or series, (the "Warrants"). The Senior Debt Securities and the Subordinated Debt Securities are collectively referred to herein as the "Debt Securities." The Debt Securities, the Common Shares, the Preferred Shares, the Depositary Shares and the Warrants are collectively referred to herein as the "Securities." The Senior Debt Securities will be offered and sold pursuant to an Indenture (the "Senior Indenture") dated September 1, 1998 between the Company and Wachovia Bank National Association, formerly known as First Union National Bank (the "Trustee"). The Subordinated Debt Securities will be offered and sold pursuant to an Indenture (the "Subordinated Indenture") dated December 13, 1993 between the Company and the Trustee. The Senior Indenture and Subordinated Indenture are collectively referred to herein as the "Indentures." The Common Shares and/or Preferred Shares may be offered in any class or series and to the extent required will be offered and sold pursuant to Articles Supplementary or amendments to the Company's Declaration of Trust, as amended, restated or supplemented, to be filed with the Maryland State Department of Assessments and Taxation ("SDAT"). Any Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), each between the Company and a financial institution identified therein as the depositary (each, a "Depositary"). Any Warrants will be offered and sold pursuant to a written warrant agreement (the "Warrant Agreement").

             For the purposes of this opinion, we have examined copies of the following documents:

             1.  The Registration Statement;

             2. The Declaration of Trust of the Company (the "Declaration of Trust"), as amended, restated or supplemented, as certified by the Maryland State Department of Assessments and Taxation on October 25, 2002 and as certified to us by the Secretary of the Company as being in effect as of the date hereof;

             3. The Bylaws of the Company (the "Bylaws"), as amended, restated or supplemented, as certified to us by the Secretary of the Company as being in effect as of the date hereof;

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             4.  The Indentures;

             5. The Resolutions of the Board of Trustees of the Company dated October 29, 2002 (the "Resolutions");

             6. A certificate of an officer of the Company dated as of the date hereof; and

             7. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

             In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, (i) the Board of Trustees of the Company (or the committee of the Board or the officers authorized to act on behalf of the Company as the case may be) will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Debt Securities, the Common Shares, the Preferred Shares, the Depositary Shares or the Warrants,
(ii) the Resolutions have not been amended, modified or rescinded, (iii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iv) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Securities or the validity of the Securities.

             We have also assumed that the terms of any Debt Securities, Common Shares, Preferred Shares, Depositary Shares or Warrants to be established subsequent to the date hereof, the offering, sale and delivery of any such Securities, and compliance by the Company with the rights, powers, privileges and preferences and other terms, if any, of such Debt Securities, Common Shares, Preferred Shares, Depositary Shares or Warrants will not at the time of such offering, sale and delivery violate or conflict with (i) the Declaration of Trust, as then amended, restated and supplemented, and Bylaws, as then amended, restated and supplemented, (ii) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (iii) any law or regulation or any decree, judgment or order then applicable to the Company. We have further assumed that the number of Common Shares or Preferred Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time. We have also assumed that prior to the offering and sale, (i) in the case of Preferred Shares and Depositary Shares, as applicable, Articles Supplementary will have been filed with, and accepted for record by, SDAT, (ii) in the case of Depositary Shares, a Deposit Agreement will have been executed and delivered by the Company (and any other maker thereof), and (iii) in the case of Warrants, a Warrant Agreement will have been executed and delivered by the Company (and any other maker thereof). Notwithstanding anything herein to the contrary, we have also assumed that in no event will the combined aggregate purchase prices for the Securities to be offered pursuant to the Registration Statement exceed the registered amount of $500,000,000.

             To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Indentures for any Debt Securities, under the Warrant Agreement for any Warrants and under the Deposit Agreement for any Depositary Shares, namely, the Trustee, the warrant agent or the Depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by the Indenture, Warrant Agreement or Deposit Agreement, as applicable; that the Indentures, Warrant Agreement or Deposit Agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under the Indentures, Warrant Agreement or Deposit Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and

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authority to perform its obligations under the Indentures, Warrant Agreement or
Deposit Agreement, as applicable.

             Based upon, subject to and limited by the foregoing, we are of the opinion that:

             1. The Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the final terms of the Debt Securities have been duly established in accordance with the Declaration of Trust and applicable law, (ii) the Board of Trustees or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law and in accordance with the applicable Indenture, establishing or authorizing the establishment of the terms of the Debt Securities and duly authorizing the issuance and delivery of the Debt Securities and (iii) duly executed and delivered by the Company against payment therefor and countersigned by the Trustee in accordance with the applicable Indenture and delivered to and paid for by the purchasers of the Debt Securities in the manner contemplated by the Registration Statement, the applicable prospectus supplement and such resolution.

             2. Upon adoption by the Board of Trustees or an authorized committee thereof of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment in the manner contemplated by, and in accordance with, the Registration Statement and the applicable prospectus supplement and by such resolution, the Common Shares offered and sold pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

             3. Upon adoption by the Board of Trustees or an authorized committee thereof of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment in the manner contemplated by, and in accordance with, the Registration Statement and the applicable prospectus supplement and by such resolution, the Preferred Shares (including and Preferred Shares represented by Depositary Shares) offered and sold pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

             4. The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of Preferred Shares in accordance with the deposit agreement relating thereto, will entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

             5. The Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the final terms of the Warrants and applicable Warrant Agreement have been duly established in accordance with the Declaration of Trust and applicable law, (ii) the Board of Trustees or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing or authorizing the establishment of the terms of the Warrants and applicable Warrant Agreement and duly authorizing the issuance and delivery of the Warrants and (iii) duly executed and delivered by the Company against payment therefor and countersigned by the applicable warrant agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers of the Warrants in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution.

             The opinions expressed in Paragraphs 1, 4 and 5 above with respect to the enforceability of obligations may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law). Such opinions shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the previous sentence, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

             This opinion is limited to the laws of the United States, the General Corporation Law of Maryland and New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), in each case excluding choice of law provisions thereof. We render no opinions with respect to the law of any other jurisdiction. Our opinion is rendered only with respect to the

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laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to, any governmental agency or other person or entity, without our express prior written consent.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters." The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act of 1933 (the "Act"), as amended, or within the category of persons whose consent is required by Section 7 of the Act.

                                             Very truly yours,


                                             /s/ Shaw Pittman LLP
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                                             SHAW PITTMAN LLP